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                                                                      EXHIBIT 23




                               December 18, 2000


Mr. Jeffrey C. Simmons
Executive Vice President
Resource Energy, Inc.
3500 Massillon, Suite 100
Uniontown, OH 44685

Gentlemen:

     Wright & Company, Inc. (Wright) hereby consents to the use of our report dated November 27, 2000 on oil and gas reserves to the interests of Atlas America, Inc., a subsidiary of Resource America, Inc. in Resource America, Inc.'s Annual Report on Form 10-K for the fiscal year, ending September 30, 2000.


                                           Very truly yours,

                                           Wright & Company, Inc.


                                           By: /s/ D. Randall Wright
                                               ---------------------------------
                                               D. Randall Wright
                                               President


DRW/seb